Exhibit 99.1

TTM Technologies, Inc., Q1’20	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Reports Fiscal First Quarter 2020 Results

Santa Ana, CA – April 29, 2020 – TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) and radio frequency (“RF”) components manufacturer, today reported results for the first quarter of fiscal 2020, which ended on March 30, 2020. On April 19th, TTM completed the previously announced sale of its Mobility business unit. The operating results and related assets and liabilities of the Mobility business under US GAAP are presented as discontinued operations for all periods. To facilitate the comparison of TTM’s results to prior periods and to previously issued guidance, non-GAAP financial information is also provided below which includes the results of the Mobility business unit.

First Quarter 2020 Highlights

–	GAAP net sales were $497.6 million
–	Non-GAAP net sales were $610.8 million
–	GAAP net loss of $3.2 million, or ($0.03) per diluted share
–	Non-GAAP net income was $19.6 million, or $0.18 per diluted share, inclusive of $1.9 million in foreign exchange gains
–	Cash flow from operations of $27.9 million
–	Announced restructuring of Electro-Mechanical Solutions (E-MS) Business unit

First Quarter 2020 GAAP Financial Results

Net sales for the first quarter of 2020 were $497.6 million, compared to $536.4 million in the first quarter of 2019 and $535.7 million in the fourth quarter of 2019.

GAAP operating income for the first quarter of 2020 was $16.2 million, compared to $30.1 million in the first quarter of 2019 and $29.4 million in the fourth quarter of 2019.

GAAP net loss for the first quarter of 2020 was $3.2 million, or ($0.03) per diluted share. This compares to net income of $6.2 million, or $0.06 per diluted share in the first quarter of 2019, and net income of $7.3 million, or $0.07 per diluted share, in the fourth quarter of 2019.

First Quarter 2020 Non-GAAP Financial Results

Net sales for the first quarter of 2020 were $610.8 million, compared to $620.2 million in the first quarter of 2019 and $719.3 million in the fourth quarter of 2019.

On a non-GAAP basis, net income for the first quarter of 2020 was $19.6 million, or $0.18 per diluted share. This compares to non-GAAP net income of $16.4 million, or $0.16 per diluted share, for the first quarter of 2019 and $43.9 million, or $0.41 per diluted share, in the fourth quarter of 2019.

Adjusted EBITDA for the first quarter of 2020 was $82.1 million, or 13.4 percent of net sales, compared to adjusted EBITDA of $78.5 million, or 12.7 percent of net sales, for the first quarter of 2019 and $111.3 million, or 15.5 percent of net sales, for the fourth quarter of 2019.

“As we start the second quarter, all of our manufacturing facilities remain operational and we are particularly proud of our urgent production of printed circuit boards used for critical medical needs. I want to recognize all of our employees for their tremendous efforts in support of our customers during these challenging times,” said Tom Edman, CEO of TTM. “TTM’s first priority remains the health and safety of our employees and we have taken proactive measures against the spread of COVID-19 in all of our facilities. We have implemented enhanced cleaning, social distancing practices, temperature checks, and masks among other measures.”

TTM Technologies, Inc., Q1’20	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

“Regarding our financial results for the first quarter, TTM delivered revenue above the midpoint and earnings above the previously guided range despite a government mandated shutdown of our manufacturing plants in China as a result of COVID-19. The year over year growth we experienced in the aerospace and defense, cellular and computing end markets partially offset weakness in our automotive and networking and communications end markets.”

Business Outlook

Looking ahead, we believe that COVID-19 may cause end demand weakness, supply chain disruptions, as well as inefficiencies with our own production. Taking this into consideration, TTM estimates that revenue for the second quarter of 2020 will be in the range of $520 million to $560 million, and non-GAAP net income will be in the range of $0.11 to $0.17 per diluted share, which includes the financial impact of the Mobility business unit until it was sold on April 17th.

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss first quarter 2020 results and the second quarter 2020 outlook on Wednesday, April 29, 2020, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 800-309-1256 or international 720-543-0314 (ID 557290). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs, backplane assemblies and electro-mechanical solutions as well as a global designer and manufacturer of RF and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of COVID-19, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

TTM Technologies, Inc., Q1’20	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	First Quarter		Fourth Quarter
	2020	2019*	2019*
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Net sales	$497,646	$536,445	$535,715
Cost of goods sold	416,304	437,619	435,470

Gross profit	81,342	98,826	100,245

Operating expenses:
Selling and marketing	16,169	17,560	17,560
General and administrative	34,339	29,850	37,192
Research and development	4,762	4,716	4,368
Amortization of definite-lived intangibles	9,562	16,152	9,531
Restructuring charges	328	432	2,204

Total operating expenses	65,160	68,710	70,855

Operating income	16,182	30,116	29,390

Interest expense	(19,781)	(21,135)	(19,975)
Other, net	2,502	(357)	(1,742)

(Loss) income from continuing operations before income taxes	(1,097)	8,624	7,673
Income tax provision	(2,123)	(2,386)	(394)

Net (loss) income from continuing operations	(3,220)	6,238	7,279
Income (loss) from discontinued operations, net of income taxes	2,046	(9,490)	17,980

Net (loss) income	$(1,174)	$(3,252)	$25,259

* Reclassified Research and development expenses as a separate line item from General and administrative expenses

(Loss) earnings per share:
Basic (loss) earnings per share from continuing operations	$(0.03)	$0.06	$0.07
Basic earnings (loss) per share from discontinued operations	0.02	(0.09)	0.17

Basic (loss) earnings per share	$(0.01)	$(0.03)	$0.24

Diluted (loss) earnings per share from continuing operations	$(0.03)	$0.06	$0.07
Diluted earnings (loss) per share from discontinued operations	0.02	(0.09)	0.17

Diluted (loss) earnings per share	$(0.01)	$(0.03)	$0.24

Weighted-average shares used in computing per share amounts:
Basic	105,686	104,315	105,502
Diluted	105,686	105,614	107,135

Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:

Weighted-average shares outstanding		104,315	105,502
Dilutive effect of convertible debt		—	—
Dilutive effect of warrants		—	—
Dilutive effect of performance-based stock units, restricted stock units & stock options		1,299	1,633

Diluted shares		105,614	107,135

(Loss) earnings per share:
Basic earnings per share from continuing operations		$0.06	$0.07
Basic (loss) earnings per share from discontinued operations		(0.09)	0.17

Basic (loss) earnings per share		$(0.03)	$0.24

Diluted earnings per share from continuing operations		$0.06	$0.07
Diluted (loss) earnings per share from discontinued operations		(0.09)	0.17

Diluted (loss) earnings per share		$(0.03)	$0.24

SELECTED BALANCE SHEET DATA
	March 30, 2020	December 30, 2019
Cash and cash equivalents, including restricted cash	$361,992	$379,818
Accounts and notes receivable, net	458,639	503,598
Contract assets	256,482	254,600
Inventories	120,949	113,753
Current assets held for sale	522,974	67,572
Total current assets	1,751,787	1,342,684
Property, plant and equipment, net	666,611	678,201
Operating lease right of use asset	21,724	22,173
Non-current assets held for sale	—	478,580
Other non-current assets	1,083,996	1,039,295
Total assets	3,524,118	3,560,933

Short-term debt, including current portion of long-term debt	$249,975	$249,975
Accounts payable	309,580	329,866
Current liabilities held for sale	170,735	185,391
Total current liabilities	904,363	946,666
Debt, net of discount	1,229,372	1,225,962
Non-current liabilities held for sale	—	1,530
Total long-term liabilities	1,342,555	1,335,230
Total equity	1,277,200	1,279,037
Total liabilities and equity	3,524,118	3,560,933

SUPPLEMENTAL DATA
	First Quarter		Fourth Quarter
	2020	2019	2019
Gross margin	16.3%	18.4%	18.7%
Operating margin	3.3%	5.6%	5.5%

End Market Breakdown, including Mobility:
	First Quarter		Fourth Quarter
	2020	2019	2019
Aerospace/Defense	30%	27%	26%
Automotive	12%	17%	14%
Cellular Phone	11%	7%	16%
Computing/Storage/Peripherals	14%	13%	14%
Medical/Industrial/Instrumentation	16%	15%	13%
Networking/Communications	14%	18%	15%
Other	3%	3%	2%

Stock-based Compensation, including Mobility:
	First Quarter		Fourth Quarter
	2020	2019	2019
Amount included in:
Cost of goods sold	$854	$705	$942
Selling and marketing	469	466	518
General and administrative	3,512	2,755	3,166

Total stock-based compensation expense	$4,835	$3,926	$4,626

Operating Segment Data:
	First Quarter		Fourth Quarter
Net sales:	2020	2019	2019

PCB	$467,430	$485,067	$488,390
E-M Solutions	30,216	51,378	47,325

Total net sales	$497,646	$536,445	$535,715

Operating segment income:

PCB	$61,626	$70,494	$72,736
E-M Solutions	(4,329)	1,179	1,841
Corporate	(30,170)	(24,226)	(34,373)

Total operating segment income	27,127	47,447	40,204
Amortization of definite-lived intangibles	(10,945)	(17,331)	(10,814)

Total operating income	16,182	30,116	29,390
Total other expense	(17,279)	(21,492)	(21,717)

(Loss) income from continuing operations before income taxes	$(1,097)	$8,624	$7,673

RECONCILIATIONS[1]
	GAAP March 30, 2020	Mobility balances March 30, 2020[2]	Combined March 30, 2020
Cash and cash equivalents, including restricted cash	$361,992	$68,445	$430,437
Accounts and notes receivable, net	458,639	6	458,645
Contract assets	256,482	30,181	286,663
Inventories	120,949	8,643	129,592
Current assets held for sale	522,974	(522,974)	—
Total current assets	1,751,787	(411,721)	1,340,066
Property, plant and equipment, net	666,611	330,312	996,923
Operating lease right of use asset	21,724	1,593	23,317
Non-current assets held for sale	—	—	—
Other non-current assets	1,083,996	79,816	1,163,812
Total assets	3,524,118	—	3,524,118
Short-term debt, including current portion of long-term debt	$249,975	$—	$249,975
Accounts payable	309,580	144,715	454,295
Current liabilities held for sale	170,735	(178,041)	—
Total current liabilities	904,363	(8,549)	903,120
Debt, net of discount	1,229,372	—	1,229,372
Non-current liabilities held for sale	—	—	—
Total long-term liabilities	1,342,555	8,549	1,343,798
Total equity	1,277,200	—	1,277,200
Total liabilities and equity	3,524,118	—	3,524,118

	GAAP December 30, 2019	Mobility balances December 30, 2019[2]	Combined December 30, 2019
Cash and cash equivalents, including restricted cash	$379,818	$20,336	$400,154
Accounts and notes receivable, net	503,598	66	503,664
Contract assets	254,600	33,635	288,235
Inventories	113,753	8,266	122,019
Current assets held for sale	67,572	(67,572)	—
Total current assets	1,342,684	—	1,342,684
Property, plant and equipment, net	678,201	344,728	1,022,929
Operating lease right of use asset	22,173	1,983	24,156
Non-current assets held for sale	425,597	(478,580)	—
Other non-current assets	1,092,278	131,869	1,171,164
Total assets	3,560,933	—	3,560,933
Short-term debt, including current portion of long-term debt	$249,975	$—	$249,975
Accounts payable	329,866	153,700	483,566
Current liabilities held for sale	185,391	(185,391)	—
Total current liabilities	946,666	—	946,666
Debt, net of discount	1,225,962	—	1,225,962
Non-current liabilities held for sale	1,530	(1,530)	—
Total long-term liabilities	1,335,230	—	1,335,230
Total equity	1,279,037	—	1,279,037
Total liabilities and equity	3,560,933	—	3,560,933

	First Quarter		Fourth Quarter
	2020	2019	2019
Non-GAAP revenue reconciliation[3]:
GAAP revenue	$497,646	$536,445	$535,715
Revenue from discontinued operations	113,174	83,755	183,538

Non-GAAP revenue	$610,820	$620,200	$719,253

Non-GAAP gross profit reconciliation[4]:
GAAP gross profit	$81,342	$98,826	$100,245
Gross profit from discontinued operations	4,749	(10,141)	24,304
Add back item:
Amortization of definite-lived intangibles	1,383	1,179	1,283
Stock-based compensation	854	705	942

Non-GAAP gross profit	$88,328	$90,569	$126,774

Non-GAAP gross margin	14.5%	14.6%	17.6%

Non-GAAP operating income reconciliation[5]:
GAAP operating income	$16,182	$30,116	$29,390
Operating income (loss) from discontinued operations	1,441	(12,626)	20,036
Add back items:
Amortization of definite-lived intangibles	11,620	18,005	11,489
Stock-based compensation	4,835	3,926	4,626
(Gain) on sale of assets	—	—	(66)
Restructuring, acquisition-related, and other charges	1,596	1,103	6,856

Non-GAAP operating income	$35,674	$40,524	$72,331

Non-GAAP operating margin	5.8%	6.5%	10.1%

Non-GAAP net income and EPS reconciliation[6]:
GAAP net (loss) income	$(3,220)	$6,238	$7,279
Net income (loss) from discontinued operations	2,046	(9,490)	17,980
Add back items:
Amortization of definite-lived intangibles	11,620	18,005	11,489
Stock-based compensation	4,835	3,926	4,626
Non-cash interest expense	3,553	3,868	3,501
(Gain) on sale of assets	(233)	(3,071)	(186)
Restructuring, acquisition-related, and other charges	1,596	1,103	6,856
Income taxes[7]	(593)	(4,150)	(7,623)

Non-GAAP net income	$19,604	$16,429	$43,922

Non-GAAP earnings per diluted share	$0.18	$0.16	$0.41

Non-GAAP diluted number of shares[8]:
Diluted shares	107,378	105,614	107,135
Dilutive effect of convertible debt	—	—	—

Non-GAAP diluted number of shares	107,378	105,614	107,135

Adjusted EBITDA reconciliation[9]:
GAAP net (loss) income	$(3,220)	$6,238	$7,279
Net income (loss) from discontinued operations	2,046	(9,490)	17,980
Add back items:
Income tax provision (benefit)	2,865	(1,476)	1,140
Interest expense	20,004	21,688	20,107
Amortization of definite-lived intangibles	11,620	18,005	11,489
Depreciation expense	42,632	41,602	42,018
Stock-based compensation	4,835	3,926	4,626
(Gain) on sale of assets	(233)	(3,071)	(186)
Restructuring, acquisition-related, and other charges	1,596	1,103	6,856

Adjusted EBITDA	$82,145	$78,525	$111,309

Adjusted EBITDA margin	13.4%	12.7%	15.5%

Free cash flow reconciliation, including Mobility:
Operating cash flow	27,913	36,924	130,148
Capital expenditures, net	(32,451)	(28,446)	(46,982)

Free cash flow	$(4,538)	$8,478	$83,166

[1]

This information provides a reconciliation of non-GAAP balance sheet data to the financial information in our consolidated condensed balance sheets and non-GAAP revenue, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2]	Excludes the estimated gain on sale of Mobility.

[3]	Non-GAAP revenue includes revenue from discontinued operations.

[4]	Non-GAAP gross profit and gross margin measures include discontinued operations and exclude amortization of intangibles and stock-based compensation expense.

[5]

Non-GAAP operating income and operating margin measures include discontinued operations and exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, acquisition-related costs, restructuring and other charges.

[6]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which include discontinued operations and add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, acquisition-related costs, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[7]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.

[8]	Non-GAAP diluted number of shares used in computing non-GAAP earnings per share excludes the dilutive effect of convertible debt.

[9]

Adjusted EBITDA is defined as earnings, including discontinued operations, before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, acquisition-related costs, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.